Exhibit 99.1

May 2, 2005

<<Investor>>

<<Street Address>>

<<City, State, Zip Code>>

Re: First Quarter 2005 Wells Limited Partnership Fact Sheets

Dear <<Investor>>:

In our ongoing effort to help you stay up-to-date on your Wells limited partnership investment, we have enclosed a first quarter 2005 fact sheet for each fund in which you are a limited partner. The fact sheet provides valuable information about each portfolio, including the annualized yield and tax passive losses, property activity, and current leasing percentages. For further details, you may access the first quarter 2005 Form 10-Q filing for your fund(s), which will be available after May 16 on the Wells Web site at www.wellsref.com. The login is “investor,” and the password is “growth.”

For your reference, the following summarizes the list of your investment(s), the number of units you own, and the net amount invested*:

<<Fund I, Class A, 00 Units, Net Amount Invested>>

<<Fund I, Class B, 00 Units, Net Amount Invested >>

<<Fund II, Class A, 00 Units, Net Amount Invested >>

<<Fund II, Class B, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class A, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class B, 00 Units, Net Amount Invested >>

<<Fund III, Class A, 00 Units, Net Amount Invested >>

<<Fund III, Class B, 00 Units, Net Amount Invested >>

<<Fund IV, Class A, 00 Units, Net Amount Invested >>

<<Fund IV, Class B, 00 Units, Net Amount Invested >>

<<Fund V, Class A, 00 Units, Net Amount Invested >>

<<Fund V, Class B, 00 Units, Net Amount Invested >>

<<Fund VI, Class A, 00 Units, Net Amount Invested >>

<<Fund VI, Class B, 00 Units, Net Amount Invested >>

<<Fund VII, Class A, 00 Units, Net Amount Invested >>

<<Fund VII, Class B, 00 Units, Net Amount Invested >>

<<Fund X, Class A, 00 Units, Net Amount Invested >>

<<Fund X, Class B, 00 Units, Net Amount Invested >>

<<Fund XI, Class A, 00 Units, Net Amount Invested >>

<<Fund XI, Class B, 00 Units, Net Amount Invested >>

<<Fund XII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Tax Preferred, 00 Units, Net Amount Invested >>

(over)

Also, if you have not already done so, please consider signing up for electronic communications in order to save partnership expenses. Not only will you receive information quickly and securely, you will help reduce mailing costs borne by the partnership. Simply call a Client Services Specialist today at 800-557-4830, and they’d be happy to assist you.

We value your support of Wells Real Estate Funds and thank you for allowing us to serve your investment needs.

Sincerely,

Leo F. Wells III

General Partner

Enclosure(s)

cc: Financial Representative

*	The “Net Amount Invested” is intended to show the original purchase amount of the units owned in the account less any Net Sale Proceeds (NSP) distributions that may have been paid on the underlying units. It is not intended to reflect the fair market value of your units, and you should be advised that these amounts do not represent the value of the Partnership’s properties or the amount you would receive upon liquidation of the Partnership. Please note that your investment in units is illiquid because there is no public trading market for the units, and there can be no assurance that you will be able to receive this amount for your units at any time in the future or upon the ultimate liquidation of the Partnership.

Wells Real Estate Fund II-OW Fact Sheet        II-ow

DATA AS OF MARCH 31, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 3/31/2005	PERCENT OWNED
880 Holcomb Bridge Road	SOLD	1%
Boeing at the Atrium	100%	3%
Brookwood Grill	SOLD	3%
Cherokee Commons	SOLD	3%
Heritage Place – Office	53%	3%
Heritage Place – Retail	SOLD	3%
Louis Rose	0%	5%

WEIGHTED AVERAGE	52%

FUND FEATURES

OFFERING DATES	November 1987 – September 1988

PRICE PER UNIT	$250

A/B STRUCTURE	A’s – Cash available for distribution up to 8% B’s – Net loss until capital account reaches zero + Cash available for distribution over first 8%, up to 8%

A/B RATIO AT CLOSE OF OFFERING	79% to 21%

AMOUNT RAISED	$1,922,000

Please note that the figures in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund II-OW has moved from the positioning-for-sale phase into the disposition-and-liquidation phase of its life cycle. We have now sold three assets and a portion of Heritage Place. Our focus on the remaining assets involves leasing and marketing efforts that we believe will result in the best disposition pricing for our investors. We continue to aggressively pursue leasing opportunities that will increase occupancy at Heritage Place and Louis Rose.

With a number of properties sold, the General Partners are currently reserving operating cash and net sale proceeds to fund the re-leasing costs anticipated for the Louis Rose and Heritage Place properties. Further, the General Partners anticipate continuing to hold operating distributions until Louis Rose is fully re-leased. Once the outcome of the re-leasing efforts is known, the General Partners will evaluate if distributions of net sale proceeds are appropriate.

We would like to highlight the Cumulative Performance Summary on the back page, which provides a high-level overview of the Fund’s overall performance to date.

Property Summary

•	The 880 Holcomb Bridge Road property was sold on July 1, 2004, and $53,737 in net sale proceeds has been allocated to Fund II-OW. The General Partners are reviewing costs anticipated to re-lease Louis Rose and Heritage Place to determine if all or a portion of these proceeds can be distributed in 2005.

•	The Boeing at the Atrium property is currently 100% occupied by the Boeing/Shuttle Division of The Boeing Company. The existing lease extends through March 2008.

•	The Brookwood Grill property was sold on July 1, 2004, and $77,676 in net sale proceeds has been allocated to Fund II-OW. The General Partners are reviewing costs anticipated to re-lease Louis Rose and Heritage Place to determine if all or a portion of these proceeds can be distributed in 2005.

•	The Cherokee Commons property was sold in 2001, and $239,776 of the net sale proceeds was allocated to the Fund. A portion of the proceeds ($63,746) was used to fund the Partnership’s pro-rata share of re-leasing costs at the Boeing property in 2002 and 2003. In March 2005, $12,016 was used to fund operating expenses at Heritage Place. The remaining $164,013 has been reserved to fund the re-leasing costs for the Louis Rose property, which is currently vacant.

Continued on reverse

Wells Real Estate Fund II-OW Fact Sheet        II-ow

DATA AS OF MARCH 31, 2005

•	Heritage Place originally included both an office component and a retail shopping center. The retail center, which represented approximately 30% of the premises, was sold in 2003, and approximately $81,797 of the net sale proceeds was allocated to the Fund. These proceeds have been reserved to fund the re-leasing costs for the Louis Rose property. The remaining office component at Heritage Place is currently 53% leased, and our leasing efforts continue.

•	The Louis Rose Place property is currently vacant. We are aggressively working on re-leasing the building.

For further information, please refer to Fund II-OW’s most recent

10-Q filing, which can be found on the Wells Web site

at www.wellsref.com.

CUMULATIVE PERFORMANCE SUMMARY (1)

	PAR VALUE	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses (2)	Cumulative Net Sale Proceeds Distributed	Est. Unit Value As of 12/31/04 (3)
PER “A” UNIT	$250	$211	N/A	$0	N/A

PER “B” UNIT	$250	$1.32	$238.48	$0	N/A

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units.
(2)	This estimated per-unit amount is calculated as the sum of the annual per unit cumulative passive loss allocated to a Pure Class B unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2004 Form 10-K for this partnership.

ANNUALIZED YIELD — PER “A” UNIT AT $250 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	Reserved	—	—	—	—
2004	Reserved	Reserved	Reserved	Reserved	0.00%
2003	Reserved	Reserved	Reserved	Reserved	0.00%
2002	Reserved	Reserved	Reserved	Reserved	0.00%
2001	7.00%	3.50%	2.75%	Reserved	3.31%
2000	7.00%	7.25%	7.25%	6.95%	7.11%
1999	5.98%	5.52%	6.50%	7.00%	6.25%
1998	5.67%	5.97%	5.71%	4.98%	5.58%
1997	Reserved	Reserved	4.87%	4.78%	2.41%
1996	7.36%	6.73%	2.25%	2.24%	4.64%
1995	6.37%	7.03%	7.30%	7.09%	6.95%

TAX PASSIVE LOSSES – CLASS “B” PARTNERS

2004	2003	2002	2001	2000	1999
-4.08%*	0.00%	0.00%	0.00%	0.00%	0.00%

*	Negative percentage due to income allocation.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFLYPROFCTSHQ105-04	© 2005 Wells Real Estate Funds